UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2007
Discover Card Execution Note Trust

(Exact name of issuing entity in respect of the notes as specified in charter)
Discover Card Master Trust I

(Exact name of issuing entity in respect of the Series 2007-CC Collateral Certificate as specified in charter)
Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware	333-141703-02	51-0020270

(State of Organization)	000-23108 033-54804	(IRS Employer Identification No.)

(Commission File Numbers)

c/o Discover Bank
12 Read’s Way
New Castle, Delaware	19720

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (302) 323-7434
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into Material Definitive Agreements
     Class A(2007-2) Terms Document. On October 9, 2007, Discover Card Execution Note Trust entered into the Class A(2007-2) Terms Document, dated as of October 9, 2007, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association as Indenture Trustee. Pursuant to the Indenture, dated as of July 26, 2007, as supplemented by the Indenture Supplement, dated as of July 26, 2007, each between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association as Indenture Trustee, and the Class
A(2007-2) Terms Document, Discover Card Execution Note Trust issued $1,250,000,000 principal amount of DiscoverSeries Class A(2007-2) Notes.
Item 9.01     Exhibit

Exhibit No.	Description	Page
4.1	Class A(2007-2) Terms Document, dated as of October 9, 2007, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, excluding Exhibits.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank (as Depositor for Discover Card Master Trust I and Discover Card Execution Note Trust)
Date: October 9, 2007	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBIT

Exhibit No.	Description	Page
4.1	Class A(2007-2) Terms Document, dated as of October 9, 2007, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, excluding Exhibits.